Exhibit 99.1

August 27, 2013

To the Executive Officers and Board of Directors of SAIC, Inc.:

Ladies and Gentlemen,

As previously announced, SAIC, Inc., to be renamed Leidos Holdings, Inc. (“Leidos”), is planning to separate into two independent companies. To prepare for the separation transaction, the company stock funds in the SAIC Retirement Plan (the “Plan”) will be temporarily frozen for trading. In addition, all investment change elections (including changes to company stock fund allocations) for employees transferring to Science Applications International Corporation (“New SAIC”) will be temporarily frozen in connection with the opening of the New SAIC Retirement Plan (the “New SAIC Plan”). This time period (referred to as the “Blackout Period”) will begin on September 24, 2013 and is expected to end the week of September 30, 2013 for the Plan and the week of October 7, 2013 for the New SAIC Plan.

Under the Sarbanes-Oxley Act of 2002, we are required to provide you with notice that during the Blackout Period, you are generally prohibited from directly or indirectly purchasing or acquiring any of Leidos’s common stock, and you may not directly or indirectly sell or transfer any Leidos common stock that you acquired in connection with your service as an executive officer or director regardless of whether you are a participant in either the Plan or the New SAIC Plan. Leidos common stock subject to these restrictions includes any shares you received under SAIC, Inc.’s 2006 Equity Incentive Plan, Science Applications International Corporation’s Stock Compensation Plan, Science Applications International Corporation’s Keystaff Deferral Plan, Science Applications International Corporation’s Key Executive Stock Deferral Plan, SAIC, Inc.’s 2006 Employee Stock Purchase Plan or Science Applications International Corporation’s 401(k) Excess Deferral Plan. You also may not exercise any stock options during the Blackout Period that you received under any of the above plans. Furthermore, if you become a director or executive officer of New SAIC, during the Blackout Period, you are also generally prohibited from directly or indirectly purchasing or acquiring any of New SAIC’s common stock, and you may not directly or indirectly sell or transfer any New SAIC common stock that you acquired in connection with your service as an executive officer or director regardless of whether you are a participant in either the Plan or the New SAIC Plan.

In addition, the rule against “indirect” sales or purchases, etc., can extend these prohibitions to transfers or acquisitions of Leidos common stock by immediate family members living with you or trusts or other entities in which you have an interest.

There may be exceptions for a limited number of transactions. However, the rules are complex and the criminal and civil penalties that could be imposed upon executive officers or directors who violate them could be severe. Therefore, please contact me directly at Raymond L. Veldman, 11951 Freedom Drive, Reston, VA 20190, (571) 526-6302 before you, any immediate family member living with you or any trust or other entity in which you have an interest engages in any acquisition, sale or other disposition of Leidos’s common stock during the Blackout Period, if you believe that a transaction in which you have an interest may occur during the Blackout Period, or if you have any questions concerning this notice. During the Blackout Period and for a period of two years after the expiration of the blackout period, executive officers and directors of SAIC, and security holders or other interested person, may obtain from me, without charge, information about this notice or about the actual beginning and ending dates of the Blackout Period. We will provide an updated notice to you when the Blackout Period ends.

Please keep in mind that the expected end of the Blackout Period in the week of September 30, 2013 for the Plan and the week of October 7, 2013 for the New SAIC Plan will in no way affect any other prohibition on trading in Leidos or New SAIC common stock, including the normal prohibition on trading in Leidos or New SAIC common stock while in possession of material non-public information.